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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: October 17, 2000

                           MAXICARE HEALTH PLANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             Delaware              0-12024              95-3615709
         (State or other        (Commission           (IRS Employer
         jurisdiction of        File Number)       Identification No.)
          incorporation)

                           1149 South Broadway Street
                             Los Angeles, California
                     (Address of principal executive office)
                                      90015
                                   (Zip Code)

                                 (213) 765-2000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

                          COMPLETION OF RIGHTS OFFERING

     As previously announced, the Company granted to its shareholders of record as of September 14, 2000 a right to purchase 1-1/2 shares of the Company's common stock for $1.00 per share for every share of common stock owned by such shareholders as of such date, as well as certain over-subscription rights subject to availability. Those shareholders who exercised their over-subscription rights were not subjected to pro-ration. If fully subscribed, the Rights Offering would have raised approximately $28,000,000. The subscription period for the Rights Offering, as extended, was September 15, 2000 through October 6, 2000 at 5:00 p.m. New York Time, and the consummation of the Rights Offering and issuance of the shares subscribed for therein occurred on October 12, 2000. The Company received approximately $22,000,000 from subscribers to the Rights Offering through the exercise of subscription and over-subscription rights.

                      DESCRIPTION OF REGISTERED SECURITIES

     The Company's amended and restated articles of incorporation authorizes the issuance of up to 80,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share, of which 2,500,000 shares are designated as Series A Cumulative Convertible Preferred Stock and 500,000 shares as Series B Preferred Stock. As of October 12, 2000, we had approximately 40,650,000 shares of our common stock outstanding. No shares of preferred stock are currently outstanding.

     The following description of our common stock is a summary and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and applicable law.

COMMON STOCK

     The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of common stock are entitled to share in any and all dividends that our board of directors, in its discretion, declares from funds legally available for that purpose. Historically we have not declared dividends and do not intend to do so for the foreseeable future. In the event of our liquidation or dissolution, the holders of common stock are entitled to participate in and share pro rata in the assets available for distribution to stockholders. Any distribution would be subsequent to payment of our liabilities and may be subject to any preferential rights of any preferred stock or other senior security then outstanding. Except for rights of the Company's shareholders to subscribe to the Company's recently concluded Rights Offering and as described below, the holders of common stock have no cumulative voting, preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock or senior securities which we may designate in the future. Our common stock is traded on the Nasdaq National Market under the trading symbol MAXI.

RESTRICTIONS ON TRANSFER OF OUR COMMON STOCK

     At the 2000 annual meeting, our shareholders approved an amendment to our certificate of incorporation that prohibits transfer of our capital stock, unless approved by our board, to the extent the transfer would cause the ownership interest of the transferee or any other person to equal 5% or more of our fair market value; or increase the ownership interest of the transferee or any other person where such transferee's or other person's ownership interest equalled 5% or more of our fair market value before the transfer. This amendment was filed with the Secretary of State of Delaware and became effective on September 14, 2000. This amendment may be utilized to prohibit acquisitions of 5% or more of our common stock, without the approval of our board, by any shareholder through the exercise of basic or over-subscription rights in the rights offering. The purpose of this certificate of incorporation amendment is to allow us to minimize the chance of an "ownership change" as defined by the tax code in order to preserve our significant accrued tax benefits.

     Although it was not principally intended for this purpose, this amendment could have an anti-takeover effect by prohibiting shareholders from increasing their ownership interest to 5% or more and prohibiting any increase in the ownership interest of shareholders already holding 5% or more of our


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fair market value. These limitations could enable our board to render more difficult or discourage a hostile transaction to take control of us. The presence of these limitations could also discourage unsolicited takeover attempts, thereby limiting the opportunity for our shareholders to realize a higher price for their shares than would be generally available in the public markets. Our board is not aware of any attempt, or contemplated attempt, to acquire control of us, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

     The amendment is also not intended to supercede or terminate our shareholders rights plan. Our shareholders rights plan does not prohibit transfer of our common stock; rather it is an anti-takeover device triggered by certain acquisitions of our common stock. Because the restrictions on transfer imposed by the charter amendment may be waived at our board's discretion, if we are faced with a hostile transaction to take control of us, our board may choose to permit only the shareholder rights plan to operate and not the restrictions imposed by the amendment.

SHAREHOLDERS RIGHTS PLAN

     In February 1998, our board adopted the shareholders rights plan and declared a dividend distribution of one preferred share purchase right for each outstanding share of common stock to shareholders of record on March 16, 1998. Each share of common stock issued after that date, including the shares of common stock being offered in this prospectus, until the designated distribution date as set forth in the shareholders rights plan and, in certain circumstances, shares of common stock issued after the distribution date, includes a preferred share purchase right. Except as set forth below, each preferred share purchase right, when it becomes exercisable, entitles the registered holder to purchase from us one five-hundredth of a share of our Series B Preferred Stock, $0.01 par value, at a price of $45.00 per one five-hundredth of a preferred share, subject to adjustment.

     The description and terms of the shareholders rights plan are set forth in a Rights Agreement, dated as of February 24, 1998, as amended on October 9, 1998 and June 6, 2000, with American Stock Transfer & Trust Company, as rights agent.

     Initially, the preferred share purchase rights will be attached to all certificates representing common stock then outstanding, and no separate certificates representing the preferred share purchase rights will be distributed. The rights agreement provides that the preferred share purchase rights will separate from the common stock and become exercisable upon the distribution date, which is the earliest to occur of:

     - the date of a public announcement that, without the prior consent of a majority of the disinterested directors, a person or group of affiliated or associated persons has acquired beneficial ownership of 5% or more of our outstanding common stock, except pursuant to a permitted offer, or owning 5% or more of our outstanding common stock acquires any additional common stock; or

     - 10 days or such later date as the board may determine following the commencement or announcement of an intention to make a tender or exchange offer, the consummation of which would result in a person or as set forth above, effectuating a transaction as described in the preceding item.

     Upon exercise, each holder of a preferred share purchase right will thereafter have the right to receive common stock or one five-hundredth of a share of preferred shares or, in certain circumstances, other securities of ours having a value, immediately prior to such triggering event, equal to two times the exercise price of the preferred share purchase right. Notwithstanding the foregoing, following the occurrence of one of the events described above, all preferred share purchase rights that are, or under certain circumstances specified in the rights agreement were, beneficially owned by an acquiring person, which is defined as any person or group acquiring beneficial ownership of 5% of our stock or any of their affiliates or associates, will be null and void.

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     Any holder that had held in excess of 5% of the common stock as of June 6,
2000 has been "grandfathered" with respect to its then position. Disinterested directors are members of the board who are not officers or employees, acquiring persons or their affiliates, or any person proposed or nominated as a director by an acquiring person and certain other persons.

     The preferred share purchase rights will also become exercisable if any of the following occur:

     - We consolidate with, or merge into, an acquiring person or certain of the acquiring person's affiliates, or

     - Certain affiliates of an acquiring person or any other entity, if all holders of common stock are not treated alike in such transaction, consolidate with, or merge into us, other than certain reorganization transactions, or

     - We sell or otherwise transfer 50% or more of our assets or earning power to certain affiliates of an acquiring person or to any other entity, if all holders of common stock are not treated alike in such transaction.

     Upon exercise as provided immediately above, proper provision shall be made so that each holder of a preferred share purchase right, except preferred share purchase rights which previously have been voided, shall have the right to receive, common shares of the acquiring or surviving company or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred, having a value equal to two times the exercise price of the preferred share purchase right.

     The purchase price payable, and the number of preferred shares, common stock or other securities issuable upon exercise of the preferred share purchase rights are subject to adjustment from time to time to prevent dilution upon certain events.

     Preferred shares purchasable upon exercise of the preferred share purchase rights will not be redeemable, except at our election, for common stock. Each preferred share will be entitled to a dividend per share of 500 times the dividend declared per share of common stock. In the event of liquidation, the holders of the preferred shares will be entitled, after the payment of any liquidation preference on any other series of preferred stock, to $100 per share, plus the holders of the preferred shares and the holders of the common stock will share the remaining assets in the ratio of 500 to 1, as adjusted, for each preferred share and share of common stock so held, respectively. Finally, in the event of any merger, consolidation or other transaction in which common stock is exchanged, each preferred share will be entitled to receive 500 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

     At any time after a person becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of the common stock, the board, with the approval of a majority of the disinterested directors, may exchange the preferred share purchase rights, other than the preferred share purchase rights owned by the acquiring person or certain of its associates, which shall have become void, at an exchange ratio of one share of common stock per preferred share purchase right, subject to adjustment. The board can substitute one five-hundredths of a preferred share for some or all of the common stock per preferred share purchase right.

     At any time prior to the earlier to occur of a person's becoming an acquiring person or the expiration of the preferred share purchase rights, and under certain other circumstances, we may redeem the preferred share purchase rights in whole, but not in part, at a price of $.01 per preferred share purchase right.

     Additionally, subsequent to the date of public announcement by a person or group that they are an acquiring person, we may redeem the then outstanding preferred share purchase rights in whole, but not in part, at a price of $.01 per preferred share purchase right. This redemption must be in



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connection with a merger or other business combination transaction or series of transactions involving us in which all holders of common stock are treated alike but not involving an acquiring person or its affiliates or associates. This redemption right will not exist for 180 days following the date of public announcement by the acquiring person under certain circumstances.

     All of the provisions of the rights agreement may be amended by the board, with the approval of a majority of the disinterested directors, prior to the distribution date. After the distribution date, the provisions of the rights agreement may be amended by the board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of preferred share purchase rights, excluding the interests of any acquiring person, or, subject to certain limitations, to shorten or lengthen any time period under the rights agreement.

     Until a preferred share purchase right is exercised, the holder of the right, as such, will have no rights as a shareholder, including, without limitation, the right to vote or to receive dividends. While the distribution of the preferred share purchase rights will not be taxable to our shareholders, shareholders may, depending upon the circumstances, recognize taxable income should the preferred share purchase rights become exercisable or upon the occurrence of certain events thereafter.

ANTI-TAKEOVER PROVISIONS

     Because we are incorporated under the laws of the state of Delaware, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. For purposes of
Section 203, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15 percent or more of the corporation's voting capital stock.

     The provisions of our shareholders rights plan and Delaware law are intended to encourage potential acquirers to negotiate with us and to allow the board the opportunity to consider alternative proposals in the interest of maximizing shareholder value. These provisions, and the restrictive charter amendment described above, however, may also have the effect of discouraging acquisition proposals or delaying or preventing a change in control, which may have an adverse effect on our stock price.


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ITEM 7. FINANCIAL INFORMATION AND EXHIBITS.

(c) EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
5.1        Certificate of Incorporation, as amended and restated, which includes, Restated Certificate of Incorporation of
           Healthcare USA Inc. filed with the Office of the Secretary of State of Delaware on July 19, 1985, Certificate of Merger
           of MHP Acquisition Corp into Healthcare USA Inc. filed with the Office of the Secretary of State of Delaware on
           September 13, 1986, Certificate of Change of Registered
           Agent and Registered Office filed with the Office of
           Secretary of State of Delaware on August 17, 1987
           Certificate of Merger Merging Maxicare Health Plans, Inc.
           with and into Healthcare USA Inc. (including as Exhibit A
           thereto the Restated Certificate of Incorporation of
           Healthcare USA Inc. filed with the Office of the Secretary of State of Delaware on May 17, 1991, Certificate of
           Ownership and Merger Merging HealthAmerica Corporation into
           Maxicare Health Plans, Inc. filed with the Office of the
           Secretary of State of Delaware on November 22 1991,
           Certificate of Amendment of Restated Certificate of
           Incorporation of Maxicare Health Plans, Inc. filed with the
           Office of the Secretary of State of Delaware on March 9,
           1992, Certificate of Ownership and Merger Merging HCS
           Computer, Inc. into Maxicare Health Plans, Inc. filed with the Office of the Secretary of State of Delaware on November
           6, 1992, and Certificate of Designation of Series B
           Preferred Stock of Maxicare Health Plans, Inc. filed with
           the Office of the Secretary of State of Delaware on February
           27, 1998, Certificate of Amendment of Certificate of
           Incorporation of Maxicare Health Plans, Inc. filed with the
           Office of the Secretary of State of Delaware on July 30,
           1998. Incorporated by reference from the Company's Quarterly
           Report on Form 10-Q for the quarterly period ended September
           30, 1998 in which this exhibit bore exhibit number 3.5.

5.1A       Certificate of Amendment of Certificate of Incorporation of Maxicare
           Health Plans, Inc., filed with the Office of the Secretary of State of Delaware on September 14, 2000.

5.2A       Rights Agreement, dated as of February 24, 1998, between
           Maxicare Health Plans, Inc. and American Stock Transfer &
           Trust Company as Rights Agent, which includes, as Exhibit A thereto, the Certificate of Designation of Series B
           Preferred Stock of Maxicare Health Plans, Inc., as Exhibit B thereto, the Form of Right Certificate, Form of Assignment, and Form of Election to Purchase, and as Exhibit C thereto, the Summary of Rights Agreement. Incorporated by reference from the Company's Report on Form 8-K dated May 4, 1999 in which this exhibit bore exhibit number 4.13.

5.2B       First Amendment to Rights Agreement of Maxicare Health
           Plans, Inc., entered into and between Maxicare Health Plans,
           Inc. and American Stock Transfer & Trust Company as of
           October 9, 1999. Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the three months ended September 30, 1998 in which this exhibit bore exhibit number 4.13a.

5.2C       Second Amendment to Rights Agreement of Maxicare Health
           Plans, Inc., entered into by and between Maxicare Health Plans, Inc. and American Stock Transfer & Trust Company as of June
           6, 2000.

99.1 Press Release dated October 9, 2000 announcing expiration of subscription period for Rights Offering.




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                                   SIGNATURES

             Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MAXICARE HEALTH PLANS, INC.
                                       (Registrant)


Date:  October 17, 2000                By:        /s/ Richard A. Link
                                          -------------------------------------
                                                Chief Financial Officer










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